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                         [FORM OF PROXY FOR HOLDERS OF             EXHIBIT 99(B)
                    LAKE SHORE BANCORP., INC. COMMON STOCK]
                           LAKE SHORE BANCORP., INC.

               605 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Neil Creighton, Eugene M. Kinney and Edward W. Ross, or any of them, proxies of the undersigned with power of substitution, to vote all stock of the undersigned at the special meeting of the stockholders of Lake Shore Bancorp., Inc., to be held on May 23, 1994, at 2:00 p.m. local time at Lake Shore National Bank, 605 North Michigan Avenue, Chicago, Illinois, and at any adjournments thereof, as indicated below:
P R O X Y

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                  SEE REVERSE
                                      SIDE
Please mark your votes as in this example.
                                                                            0000
                                                  ----
 X
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF PROPOSAL NUMBER 1, AND AS TO ANY OTHER ITEM OF BUSINESS PROPERLY PRESENTED TO SAID MEETING, IT WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES.
              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
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                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Proposal to approve an Amended and Restated Agreement and Plan of Merger, effective as of November 21, 1994, among First Chicago Corporation, First Chicago Acquisition Corporation V and Lake Shore Bancorp., Inc.:
2. With discretionary power upon any and all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.
DATED: ___________________________________________________________________, 1994
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                            Shareholder(s) Sign Here

Please sign exactly as your name appears hereon, giving your full title if signing as attorney or fiduciary.

If shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
                  PLEASE RETURN PROMPTLY IN ENCLOSED ENVELOPE
                WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.